Exhibit 1.1

EXECUTION VERSION

FIBRIA CELULOSE S.A.

(a sociedade anônima organized under the
laws of the Federative Republic of Brazil)

American Depositary Shares
each representing one Common Share with no par value

UNDERWRITING AGREEMENT

Dated:  April 24, 2012

FIBRIA CELULOSE S.A.

(a sociedade anônima organized under the
laws of the Federative Republic of Brazil)

UNDERWRITING AGREEMENT

April 24, 2012

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York 10036

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13
New York, New York 10153

as Representatives of the several International Underwriters

Ladies and Gentlemen:

Fibria Celulose S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”) confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Itau BBA USA Securities Inc. (“Itau BBA”), and each of the other Underwriters named in Schedule A hereto (collectively, the “International Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and Itau BBA are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the International Underwriters, acting severally and not jointly, of the respective numbers of common shares, no par value, of the Company (“Common Shares”) in the form of American Depositary Shares (the “Initial ADSs”), set forth in Schedule A hereto and (ii) the grant by the Company to the International Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 5,191,185 additional Common Shares in the form of ADSs (“Option ADSs”) minus the number of Option Brazilian Shares (as defined below) sold by the Company as a result of the exercise by Bank of America Merrill Lynch Banco Múltiplo S.A. (“Banco Merrill Lynch” and, together with Banco Itaú BBA S.A. (“Banco Itaú), and the other Brazilian Underwriters named in the Brazilian Underwriting Agreement (as defined below), the “Brazilian Underwriters”) of its option, upon notification to Banco Itaú, regarding the Option Brazilian Shares (as defined below) under the Brazilian Underwriting Agreement (as defined below). The Firm ADSs and the Option ADSs are collectively called the “ADSs.”

Each ADS will represent one Common Share. The ADSs purchased by the International Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Second Amended and Restated Deposit Agreement, dated as of August 12, 2009 (as amended and supplemented from time to time, the “Deposit Agreement”), among the Company, Citibank, N.A. (the

“Depositary”), as Depositary, and holders of ADRs issued thereunder. The Shares underlying the ADSs are called the “Underlying Shares.”

In addition to the ADSs subject to this agreement (“Agreement”), 73,680,028 Common Shares (“Firm Brazilian Shares”) will be placed by the Brazilian Underwriters pursuant to an underwriting agreement dated as of the date hereof, among the Company, BM&FBovespa S.A. - Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”), and the Brazilian Underwriters in connection with the offering and sale of the Brazilian Shares (as defined below) in Brazil (“Brazilian Underwriting Agreement” and, together with this Agreement, the “Underwriting Agreements”). The Brazilian Underwriting Agreement provides for an option of Banco Merrill Lynch to, upon notice to Banco Itaú, cause the Company to sell an aggregate of not more than 5,191,185 additional Common Shares (“Option Brazilian Shares”), minus the number of Option ADSs sold by the Company as a result of the exercise by the Representatives of the option of the International Underwriters regarding such Option ADSs under this Agreement. The Firm Brazilian Shares and the Option Brazilian Shares are hereinafter called collectively the “Brazilian Shares.”  The Brazilian Shares, the Underlying Shares and the ADSs are hereinafter called collectively the “Securities.”

The International Underwriters, acting as placement agents for the Brazilian Underwriters, intend to offer Firm Brazilian Shares outside Brazil subject to the terms and conditions stated in this Agreement. Shares purchased by non-Brazilian investors will be placed outside Brazil by the International Underwriters (as placement agents), settled in Brazil and paid for in Brazilian reais, and their offer is being underwritten by the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement. Non-Brazilian investors purchasing Common Shares must be authorized to invest in Brazilian securities under the requirements established by the Conselho Monetário Nacional, the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”) and the Banco Central do Brasil (the “Brazilian Central Bank”).

The ADSs will be sold pursuant to a Prospectus (as defined below) to be filed with the United States Securities and Exchange Commission (the “Commission”), and the Brazilian Shares will be sold pursuant to a registration statement, including a final Brazilian prospectus, filed with and approved by the CVM, with respect to the offer and sale of the Brazilian Shares.

The Company understands that the International Underwriters propose to make a public offering of the ADSs as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Commission an automatic shelf registration statement on Form F-3 (File No. 333-180051) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the International Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (No. 333-160187) and a related prospectus, which may be in the form of the ADR certificate, for registration under the Securities Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs evidenced by ADRs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.”

As used in this Agreement:

“Applicable Time” means 9:00 A.M., New York City time, on April 25, 2012, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each International Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each International Underwriter, as follows:

(i)            Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the International Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)           Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information under the first five paragraphs under the heading “Price Stabilization, Short Positions” in the section Underwriting in the General Disclosure Package and the Prospectus (collectively, the “International Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)          Final Brazilian Prospectus. Each of the Registration Statement, the General Disclosure Package and the Prospectus do not omit any material information about the Company that is included in the final Brazilian prospectus, and there is no material inconsistency between the information contained in the final Brazilian prospectus and the information contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(v)           Compliance with ADS Registration Requirements. (i) The ADS Registration Statement has been filed with the Commission and has become effective pursuant to the Commission’s rules and regulations, (ii) no stop order suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (iii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (v) all of the ADSs are registered pursuant to the ADS Registration Statement.

(vi)          Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act, if any, (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vii)         Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(viii)        Independent Accountants. The accountants who certified the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(ix)          Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(x)           No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(xi)          Good Standing of the Company. The Company has been duly organized and is validly existing as a sociedade anônima in good standing under the laws of Brazil and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii)         Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares or equity interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim of any third party. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, more than 50% of the voting capital stock of any corporation, association or other entity other than the subsidiaries listed in Schedule D hereto.

(xiii)        Capitalization. The issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv)        Listing of the Securities. The Common Shares have been admitted for listing and trading on the Novo Mercado listing segment of the BM&FBOVESPA. The Company has not received any notice of any proceedings relating to the delisting of the Shares from the Novo Mercado listing segment of the BM&FBOVESPA.

(xv)         Due Authorization. The Company has, (or in the case of the Deposit Agreement, had) full right, power and authority to execute and deliver each of the Underwriting Agreements, the Deposit Agreement and the Instrumento Particular de Contrato de Prestação de Serviços de Estabilização de Preço de Ações Ordinárias e Preferenciais de Emissão da Fibria Celulose S.A., dated the date hereof (the “Stabilization Agreement” and, collectively with the Underwriting Agreements and the Deposit Agreement, the “Transaction Documents” and each a “Transaction Document”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(xvi)        Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii)       Enforceability of Underwriting Agreements and Stabilization Agreement. Each of the Underwriting Agreements and the Stabilization Agreement, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”), and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(xviii)      Deposit Agreement. The Deposit Agreement, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions and except that rights to indemnity thereunder may be limited by applicable law and public policy.

(xix)        Authorization and Description of Securities. The Securities to be purchased by the International Underwriters from the Company have been duly authorized for issuance and sale to the International Underwriters pursuant to this Agreement, and, upon due and authorized execution and delivery by the Depositary of the ADRs evidencing the ADSs against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the International Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs, and the Underlying Shares, will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The statements in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to constitute summaries of certain terms of the ADSs and the Deposit Agreement, fairly summarize in all material respects such terms. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xx)         Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any security for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the best knowledge of the Company, the sale of the ADSs or the Brazilian Shares to be sold by the Company hereunder or to require the Company to include any securities with the Underlying Shares and ADSs registered pursuant to the ADS Registration Statement.

(xxi)        Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws, articles of association or similar organizational document, (B) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws or articles of association (or similar organizational document) of the Company, (ii) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or Default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, any Existing Agreement (except for such conflicts, breaches, Defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. As used herein, a “Repayment Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxii)       Absence of Proceedings and Labor Disputes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, which, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Transaction Documents. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

(xxiii)                 Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiv)                Absence of Further Requirements. No consent, approval, authorization or order of, or registration or filing with, any Governmental Entity is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated by the Transaction Documents, except (i) such as have been obtained or made under the Securities Act and the Exchange Act, (ii) for the approval by the CVM of the offering of the Underlying Shares and the Brazilian Shares as contemplated by this Agreement and the Brazilian Underwriting Agreement, which have been obtained and remain in full force and effect or will be obtained prior to the Closing Time and each Date of Delivery, (iii) for the approvals by the CVM and the BM&FBOVESPA for the arrangements set forth in the Stabilization Agreement, which have been obtained and remain in full force and effect or will be obtained prior to the Closing Time and each Date of Delivery, (iv) such as may be required from the Brazilian Central Bank for any payments outside Brazil pursuant to this Agreement, (v) such as may be required under applicable securities laws of the various states in the United States, or (vi) such as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil in connection with the purchase and distribution of ADSs or the Brazilian Shares by the International Underwriters and the Brazilian Underwriters.

(xxv)                   Possession of Licenses and Permits. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate Brazilian, or other appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except to the extent that the failure to obtain any such certificate, authorization or permit would not reasonably be expected to have a Material Adverse Effect, and none of the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxvi)                Title to Property. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(ix) hereof (or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such security interests, mortgages, liens and encumbrances as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(xxvii)             Possession of Intellectual Property. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. None of the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(xxviii)          Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect:  (i) neither the Company nor any of its subsidiaries is in violation of any Brazilian federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication from a governmental authority that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any governmental authority alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(xxix)                Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxx)                   Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that material information relating to the Company is made known to the chief executive officer and chief financial officer of the Company by others within the Company, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the fiscal council of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxi)                Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications applicable to it or them.

(xxxii)             Compliance with Labor Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries, and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place, and (ii) there has been no violation of any Brazilian or other federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(xxxiii)          Payment of Taxes. The Company and its subsidiaries have filed all necessary Brazilian federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and except where the failure to make such required filings or payment could not, individually or in the aggregate, be expected to result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(ix) hereof in respect of all Brazilian federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(xxxiv)         Insurance. The Company and its subsidiaries are insured by financially sound insurance companies with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses in Brazil including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage and destruction. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxv)            Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvi)         Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities, except for stabilization activities to be carried out by Merrill Lynch in the United States or by Banco Merrill Lynch in Brazil pursuant to the Stabilization Agreement. The Company has complied in all respects with Regulation M under the Exchange Act with respect to stabilization bids to be carried out in Brazil and in the United States, including, without limitation, the stabilization requirements of Rule 104 of Regulation M.

(xxxvii)      Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii)   Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries with respect to the violation of the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix)         OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xl)                              Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other Affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Registration Statement, the General Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(xli)                           PFIC.  The Company, subject to the qualifications and assumptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus, does not believe that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2011, and the Company has no reason to believe that its assets or activities will change in a manner that would cause it to be a PFIC in 2012, but there can be no assurance that the Company will not be considered a PFIC for 2012.

(xlii)                        No Broker’s Fees. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement and the Brazilian Underwriting Agreement) that would give rise to a valid claim against any of them or any of the International Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xliii)                     Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any International Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any International Underwriter.

(xliv)                    Distributions in Respect of the Common Shares. No approvals are currently required in Brazil in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Common Shares, including the

Depositary; and, except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of the Brazil and any political subdivision thereof, any amounts payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends, interest on shareholders’ equity and other distributions declared and payable on the Common Shares may be paid by the Company to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the applicable Common Shares is properly registered with the Brazilian Central Bank. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no payments of dividends or interest on shareholders’ equity made to holders of Common Shares or ADSs who are non-residents of Brazil are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein, as long as the investment in respect of the applicable Common Shares is properly registered with the Brazilian Central Bank.

(xlv)                       Absence of Immunity. The Company is subject to civil and commercial law in respect of its obligations under the Transaction Documents, and neither the Company nor any of its properties, assets or revenues, is subject to any right of immunity under Brazilian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its or their respective obligations, liabilities or any other matter under or arising out of or otherwise in connection herewith.

(xlvi)                    Legality and Enforceability in Brazil. Except as set forth in this paragraph and in paragraph (xlvii) of this Section 1(a), the Transaction Documents are in proper legal form under the laws of Brazil for the enforcement thereof against the Company in the courts of Brazil. All steps necessary to insure the legality and enforceability of the Transaction Documents in Brazil have been taken, and it is not necessary that such documents be filed or recorded or that any stamp or similar tax be paid in respect of such documents except, in each case, for (i) the notarization of the signatures of the parties to such documents who have signed the documents outside Brazil by a notary public licensed as such under the law of the place of signing and the authentication of the signature of such notary public by a Brazilian diplomatic office having jurisdiction over the place of execution, (ii) the translation of such documents into the Portuguese language by a sworn translator in Brazil and the registration of such documents together with the sworn translation thereof with the appropriate Registry of Titles and Deeds in Brazil, and (iii) if any suit is brought against the Company in Brazil, certain court costs and deposits to guarantee judgment may be due.

(xlvii)                 Absence of Taxes. There are no Brazilian taxes on or due by virtue of the execution or delivery of any of the Transaction Documents, or the issuance or sale by the Company of the Securities or any other document to be furnished hereunder or thereunder, except for (i) an administrative fee (taxa de fiscalização) and a registration fee payable to the CVM, (ii) a registration fee payable to the Brazilian Association of Capital Markets Entities (ANBIMA -Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais), (iii) income tax,

(iv) Contribuição Social sobre o Lucro Líquido; (v) Contribuição ao Programa de Integração Social - PIS , (vi) Contribuição para Financiamento da Seguridade Social - COFINS, (vii)  Imposto sobre Serviços de Qualquer Natureza - ISS, (viii) Contribuição ao Programa de Integração Social sobre Importações de Bens e Serviços (PIS-Importação), (ix) Contribuição para Financiamento da Seguridade Social sobre Importações de Bens e Serviços (COFINS-Importação) (x) Imposto sobre Operações de Crédito, Câmbio e Seguros ou relativas a Títulos e Valores Mobiliários — IOF, and (xi) Contribuição de Intervenção no Domínio Econômico - CIDE, as applicable. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution or delivery of the Transaction Documents, or the issuance or sale by the Company of the Securities.

(xlviii)              Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Brazil and such law will be recognized and enforced in Brazil to the extent such choice does not violate Brazilian national sovereignty, public policy or public morality, and except that the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, recuperação judicial or recuperação extrajudicial or other similar laws affecting creditors’ rights generally. The Company has the power and authority to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any federal courts of the United States of America or the courts of the State of New York, in each case located in the City, County and State of New York (each, a “New York Court” and collectively the “New York Courts”), and the Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered, the Process Agent (as defined in Section 17 of this Agreement) for service of process in any action arising out of or relating to this Agreement in any New York Court, and service of process effected on such Process Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 of this Agreement.

(xlix)                    Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be declared enforceable against the Company by Brazilian courts without reexamination of the merits of the case once such judgment has been confirmed by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça); provided that such confirmation will be granted only if such judgment (A) is for payment of a sum of money certain; (B) fulfills all formalities required for its enforceability under the laws of the State of New York; (C) is issued by a competent court after service of process on the Company, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the Company’s absence has been given, as required under applicable law; (D) is final and not subject to appeal; (E) is authenticated by a Brazilian consulate in the State of New York and is accompanied by a sworn translation thereof into Portuguese; (F) is not contrary to Brazilian national sovereignty, public policy or public morality; and (G) the applicable procedure under the laws of Brazil with respect to the enforcement of foreign judgments is complied with.

(l)                                     Absence of Residence. None of the holders of the Securities, the International Underwriter, or the Depositary will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement, the Deposit Agreement or the issuance or sale of the Securities or by virtue of the ownership or transfer of a Security or the receipt of payment thereon.

(li)                                  Delivery of Securities Free of Liens. Upon delivery of, and payment for, the Securities to be sold by the Company all right, title and interest in the Securities will be transferred to the purchasers thereof free and clear of all security interests, claims, liens, equities or other encumbrances.

(lii)                               Forward Looking Statements. No opinion, analysis, forecast or forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(liii)                            Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(b)         Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the International Underwriters shall be deemed a representation and warranty by the Company to each International Underwriter as to the matters covered thereby.

SECTION 2.                                               Sale and Delivery to International Underwriters; Closing.

(a)                                 Initial ADSs. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Underwriter, severally and not jointly, and each International Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial ADSs set forth in Schedule A opposite the name of such International Underwriter, plus any additional number of Initial ADSs which such Initial Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the International Underwriters as Itau BBA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option ADSs. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Merrill Lynch, Pierce, Fenner & Smith Incorporated, upon notice to Itau BBA USA Securities, Inc., to purchase on behalf of the International Underwriters up to an additional 5,191,185 Option ADSs, minus the number of Option Brazilian Shares sold by the Company as a result of the exercise by Banco Merrill Lynch of its option, upon notification to Banco Itaú, regarding the Option Brazilian Shares under the Brazilian Underwriting Agreement, at the price per share set forth in Schedule A. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by Merrill Lynch, Pierce, Fenner & Smith Incorporated, upon notice to Itau BBA USA Securities, Inc., to the Company setting forth the number of Option ADSs as to which the several International Underwriters are then exercising the option and the time and date of payment and delivery for such Option ADSs. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option ADSs, each of the International Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option ADSs then being purchased which the number of Initial ADSs set forth in Schedule A opposite the name of such International Underwriter bears to the total number of Initial ADSs, subject, in each case, to such adjustments as Itau BBA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment. Payment of the purchase price for, and delivery of the Initial ADSs shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York, 10005, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option ADSs are purchased by the International Underwriters, payment of the purchase price for, and delivery of, such Option ADSs shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company exercising the option.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account(s) designated by the Company against delivery to the Representatives for the respective accounts of the International Underwriters of the ADRs evidencing the ADSs to be purchased by them. It is understood that each International Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial ADSs and the Option ADSs, if any, which it has agreed to purchase. Itau BBA, individually and not as representative of the International Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial ADSs or the Option ADSs, if any, to be purchased by any International Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Underwriter from its obligations hereunder.

With respect to all or any portion of Initial ADSs, the International Underwriters, for the purpose of effecting reallocations of ADSs and Brazilian Shares, may elect to have such ADSs (in the form of Common Shares) delivered to the Brazilian Underwriters. Notice of such election shall be given by the Representatives on behalf of the International Underwriters to the Company at least two business days prior to the Closing Time or the applicable Date of Delivery, as the case may be. With respect to all or any portion of the Brazilian Shares, the Brazilian Underwriters for purpose of effecting reallocations of ADSs and Brazilian Shares may elect to have such Brazilian Shares (in the form of ADSs) delivered to the International Underwriters. Notice of such election shall be given by the Brazilian Underwriters to the Company at least two business days prior to the Closing Time or the applicable Date of Delivery, as the case may be.

SECTION 3.                                               Covenants of the Company. The Company covenants with each International Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information that may have an effect on the offering of the ADSs, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)                                 Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement, and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably withheld. The Company will furnish to the International Underwriters such number of copies of such amendment or supplement as the International Underwriters may reasonably request.

(c)                                  Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the International Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the International Underwriters.

(d)                                 Delivery of Prospectuses. The Company has delivered to each International Underwriter, without charge, as many copies of each preliminary prospectus as such International Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such International Underwriter may reasonably request.

(e)                                  Blue Sky Qualifications. The Company will furnish such information as may be required and otherwise will cooperate with the International Underwriters, to qualify the ADSs for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the ADSs; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the International Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 Listing.       The Company will use its best efforts to cause the ADSs to be listed on the New York Stock Exchange and cause the Brazilian Shares to be listed on the BM&FBOVESPA’s Novo Mercado listing segment.

(i)                                     Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the ADSs and Brazilian Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.

(j)                                    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                                 Certain Tax Indemnities. The Company will indemnify and hold harmless each International Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties on the creation, issue and sale of the Securities to the International Underwriters. The Company will indemnify and hold harmless the International Underwriters against any liability pursuant to Brazilian municipal service tax (Imposto sobre Serviços), social integration program (Programa de Integração Social) and social contribution tax (Contribuição para Financiamento da Seguridade Social), including any related interest and penalties, on the creation, issuance and sale of the Securities by each of them and on the execution, delivery and performance of the Transaction Documents. All payments to be made by the Company under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by Brazil, by any jurisdiction through which any payment is made at the direction of the Company, or by any governmental agency or body or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable on account of (i) taxes which would not have been imposed but for the existence of any present or former connection between any of the International Underwriters and the Taxing Jurisdiction, including such International Underwriter having been a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere entering into, receipt of payments or enforcement of rights under this Agreement) or (ii) any taxes imposed or withheld by reason of the failure by the International Underwriters to comply with a request of the payer addressed to the International Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the International Underwriters to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such taxes. The Company will make all payments under this Agreement from Company accounts located in the Taxing Jurisdiction or otherwise from the Company’s accounts in another jurisdiction that does not require the withholding or deduction of any taxes, duties or charges on payments under this Agreement.

(l)                                     Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule

433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the International Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the International Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the International Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the International Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the International Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)                                 Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (iii), or Section 11 hereof, the Company shall reimburse the International Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Underwriters.

SECTION 5.                            Certain Representations and Agreements of the International Underwriters. Each International Underwriter hereby represents and agrees, severally and not jointly, with the Company that:

(a)                                 It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than a free writing prospectus that, solely as a result of use by such International Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus permitted under clause (b)).

(b)                                 It has not and will not, without the prior written consent of the Company, used any free writing prospectus that contains the final terms of the ADSs or the Brazilian Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that any International Underwriter may use a term sheet substantially in the form of Schedule B-1 hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  Neither such International Underwriter nor any of its affiliates nor any person acting on its or their behalf has taken any action that would permit a public offering of the Securities, or permit the possession or distribution of any Prospectus, or any amendment or supplement thereto, in any country or jurisdiction outside Brazil or the United States where action for that purpose is required in connection with the sale of the Securities.

SECTION 6.                            Conditions of International Underwriters’ Obligations. The obligations of the several International Underwriters to purchase the Firm ADSs at the Closing Time or the Option ADSs on the applicable Date of Delivery, as the case may be as provided herein, are subject to the accuracy of the representations and warranties of the Company contained herein, as though made on such Closing Date (except as to any representations or warranties which specifically relate to an earlier date, which shall be accurate as of such earlier date), to the accuracy of the statements of the Company’s officers in any certificates furnished pursuant to the provisions hereof, and to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 Opinion of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and negative assurance letter, dated the Closing Time, of White & Case LLP, United States counsel for the Company, each substantially in the form separately provided to you, for the benefit of the International Underwriters and each of which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other International Underwriters.

(c)                                  Opinion of Brazilian Counsel for the Company. At the Closing Time, the Representatives shall have received an opinion and negative assurance letter, dated the Closing Time, of Motta, Fernandes Rocha Advogados, Brazilian counsel for the Company, each substantially in the form separately provided to you, for the benefit of the International Underwriters and each of which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other International Underwriters.

(d)                                 Opinion of General Counsel of the Company. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Eduardo de Almeida Pinto Andretto, General Counsel of the Company, substantially in the form separately provided to you, for the benefit of the International Underwriters and which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other International Underwriters.

(e)                                  Opinion of U.S. Counsel for International Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the International Underwriters, together with signed or reproduced copies of such letter for each of the other International Underwriters, with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(f)                                   Opinion of Brazilian Counsel for the International Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Lefosse Advogados, Brazilian counsel for the International Underwriters, together with signed or reproduced copies of such letter for each of the other International Underwriters, with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of Brazil, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(g)                                  Opinion of Counsel for the Depositary. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, substantially in the form separately provided to you, for the benefit of the International Underwriters and which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other International Underwriters.

(h)                                 Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)                                     Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Auditores Independentes a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other International Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                                    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers Auditores Independentes a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k)                           Listing. At the Closing Time, (i) the listing of the ADSs on the NYSE shall be in full force and effect and (ii) the listing of the Shares on the BM&FBOVESPA’s Novo Mercado listing segment shall be in full force and effect.

(l)                               Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(m)                             Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n)                                 Brazilian Shares Closing. The closing of the purchase of the Brazilian Shares under the Brazilian Underwriting Agreement shall have occurred concurrently with the closing of the purchase of the ADSs hereunder at the Closing Time.

(o)                                 Approvals. The Company shall have received the approvals referred to in Section 1(a)(xxiv)(i), (ii) and (iii) hereof.

(p)                                 Conditions to Purchase of Option ADSs. In the event that the International Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option ADSs, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(h) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of U.S. Counsel for Company. If requested by the Representatives, an opinion of White & Case LLP, U.S. counsel for the Company, in form and substance satisfactory to the International Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iii)                               Opinion of Brazilian Counsel for Company. If requested by the Representatives, an opinion of Motta, Fernandes Rocha Advogados, Brazilian counsel for the Company, in form and substance satisfactory to the International Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv)                              Opinion of General Counsel of the Company. If requested by the Representatives, an opinion of Eduardo de Almeida Pinto Andretto, General Counsel for the Company, in form and substance satisfactory to the International Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(v)                                 Opinion of U.S. Counsel for International Underwriters. If requested by the Representatives, the favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the International Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(vi)                              Opinion of Brazilian Counsel for International Underwriters. If requested by the Representatives, the favorable opinion of Lefosse Advogados, counsel for the International Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(f) hereof.

(vii)                           Opinion of Counsel of the Depositary. If requested by the Representatives, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to the International Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(g) hereof.

(viii)                        Bring-down Comfort Letter. If requested by the Representatives, a letter from PricewaterhouseCoopers Auditores Independentes, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(q)                                 Additional Documents. At or prior to the Closing Time and at or prior to each Date of Delivery (if any), the Company shall have furnished to the Representatives such further certificates (including incumbency certificates) and documents as the Representatives may reasonably request in connection with this Agreement.

(r)                                    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option ADSs on a Date of Delivery which is after the Closing Time, the obligations of the several International Underwriters to purchase the relevant Option ADSs, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 7.                            Indemnification.

(a)                                 Indemnification of International Underwriters. The Company agrees to indemnify and hold harmless each International Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), and each person, if any, who controls such International Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) arising out of any untrue statement or alleged untrue statement of a material fact included (1) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (2) any roadshow not constituting an Issuer Free Writing Prospectus, or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the Prospectus or any roadshow not constituting an Issuer Free Writing Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel in each of Brazil, the U.S. and any other relevant jurisdiction, chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the International Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers. Each International Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the International Underwriter Information; provided, that the International Underwriters shall not be liable under this Section 7(b) to make any indemnification in excess of the underwriting discounts and commissions (net of taxes and expenses) received by such International Underwriter with respect to the offering of the ADSs.

(c)                                  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any suit, action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (which, if the indemnifying parties are the parties specified in Section 7(b), shall be approved by Merrill Lynch and Itau BBA) in the case of Sections 7(b) and 8 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.                            Contribution. If the indemnification provided for in Section 7(a) or 7(b)  hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, liabilities, claims, damages and expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the International Underwriters, on the other hand, from the offering of the ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the International Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the International Underwriters, on the other hand, in connection with the offering of the ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the ADSs pursuant to this Agreement (before deducting taxes and expenses) received by the Company, on the one hand, and the total net underwriting discounts and commissions (after taxes and expenses) received by the International Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the ADSs as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the International Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to above in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no International Underwriter shall be required to contribute any amount in excess of the amount of net underwriting discounts and commissions (after taxes and expenses) received by such International Underwriter in connection with the ADSs underwritten by it and distributed to the public that exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an International Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each International Underwriter’s Affiliates shall have the same rights to contribution as such International Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial ADSs set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.           Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any International Underwriter or its Affiliates, any person controlling any International Underwriter, its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.         Termination of Agreement.

(a)           Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Brazil or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in Brazilian national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE, the CVM or the BM&FBOVESPA, or (iv) if trading generally on the American Stock Exchange, the NYSE, the Nasdaq Global Market or the BM&FBOVESPA has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Brazil or with respect to the Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either United States federal, New York state or Brazilian authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11.         Default by One or More of the International Underwriters. If one or more of the International Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the ADSs which it or they are obligated to purchase under this Agreement (the “Defaulted ADSs”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted ADSs in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted ADSs does not exceed 10% of the number of ADSs to be purchased on such date, each of the non-defaulting International Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Underwriters, or

(ii)           if the number of Defaulted ADSs exceeds 10% of the number of ADSs to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Underwriters to purchase, and the Company to sell, the Option ADSs to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting International Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Underwriters to purchase and the Company to sell the relevant Option ADSs, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Underwriters shall be directed to

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York 10036,
Facsimile: (646) 855-3073
Attention: Syndicate Department

with a copy to:

Facsimile: (212) 230-8730

Attention: ECM Legal

and

Itau BBA USA Securities Inc.
767 Fifth Avenue, Suite 50-13
New York, New York 10153

Facsimile: (212) 207-9076
Attention: Steven Hurwitz

Notices to the Company shall be directed to it at

Fibria Celulose S.A.
Alameda Santos, 1357 — 8º andar
01419-001 São Paulo, SP
Brazil
Facsimile: +55 (11) 2138-4007
Attention: General Counsel

SECTION 13.         No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several International Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each International Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective shareholders, creditors, employees or any other party, (c) no International Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such International Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no International Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the International Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the International Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.         Parties. This Agreement shall each inure to the benefit of and be binding upon the International Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.         Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in any New York Court, and each party irrevocably submits to the non-exclusive jurisdiction of the New York Courts in any Related Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any New York Court that any Related Proceeding brought in any New York Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints National Corporate Research, 10 East 40th Street, 10th Floor, New York, NY 10016 as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any New York Court. Such appointment shall be subject to the appointment of a successor agent in the U.S. on terms substantially similar to those contained in this Section 17 and reasonably satisfactory to the Initial Purchasers. The Company agrees that service of process upon the Process Agent and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any Related Proceeding. Nothing herein shall affect the right of the International Underwriters or the person controlling the International Underwriters to serve process in any other manner permitted by law.

SECTION 18.         Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of relief in any such legal action, suit or proceeding from set-off or counterclaim, from the jurisdiction of any Brazilian, New York, U.S. federal or other court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceedings for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 19.         TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22.         Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

SECTION 23.         Amendment or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 24.         Authority of the Representatives. Any action by the International Underwriters hereunder may be taken by the Representatives on behalf of the International Underwriters, and any such action taken by the Representatives shall be binding upon the International Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Underwriters and the Company in accordance with its terms.

Very truly yours,

FIBRIA CELULOSE S.A.

By:	/s/ Marcelo Strufaldi Castelli
Name: Marcelo Strufaldi Castelli
Title: Chief Executive Officer

By:	/s/ Guilherme Perboyre Cavalcanti
Name: Guilherme Perboyre Cavalcanti
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

ITAU BBA USA SECURITIES INC.

For themselves and as Representatives of the other International Underwriters named in Schedule A hereto.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Fernando Vazquez
Authorized Signatory

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 24th day of April, 2012, before me, a notary public within and for said county, personally appeared Fernando Vazquez to me personally known who being duly sworn, did say that he is the Managing Director of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Shirley Rosado
Title:Notary Public, State of New York
No. 01RO6211065
Qualified in New York City
Commission Expires Sept 08, 2013

By: ITAU BBA USA SECURITIES INC.

By	/s/ Kevin Hard / /s/ Julia Chen
Authorized Signatory

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 24th day of April, 2012, before me, a notary public within and for said county, personally appeared Kevin Hard and Julia Chen to me personally known who being duly sworn, did say that they are the CO-CEO/COO of Itau BBA USA Securities Inc., one of the persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said persons.

By:	/s/ Michael Nisnewitz
Title:Notary Public, State of New York
No. 02NI6231376
Qualified in Queens County
Commission Expires November 22, 2014

SCHEDULE A

The initial public offering price per share for the Securities shall be $8.43.

The purchase price per share for the Securities to be paid by the several International Underwriters shall be $8.2614, being an amount equal to the initial public offering price set forth above less $0.1686 per share.

Name of International Underwriter	Number of Initial ADSs

Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,942,392
Itau BBA USA Securities Inc.	3,942,392
Banco BTG Pactual S.A. — Cayman Branch(1)	1,108,797
Banco do Brasil Securities LLC	1,108,797
Deutsche Bank Securities Inc.	1,108,797
Santander Investment Securities Inc.	1,108,797

Total	12,319,972

(1) BTG Pactual US Capital LLC will act as agent of Banco BTG Pactual S.A. — Cayman Branch for sales of the common shares or ADSs in the United States. Banco BTG Pactual S.A. - Cayman Branch is not a broker-dealer registered with the SEC, and, therefore may not make sales of any common shares or ADSs in the United States to any U.S. persons. Banco BTG Pactual S.A. — Cayman Branch and BTG Pactual US Capital LLC are affiliates of Banco BTG Pactual S.A.

Sch A-1

SCHEDULE B-1

Pricing Terms

1.             The Company is selling 12,319,972 Common Shares in the form of American Depositary Shares.

2.             The Company has granted an option to the Brazilian Underwriters, severally and not jointly, to purchase up to an additional 5,191,185 Common Shares.

3.             The initial public offering price per share for the Initial ADS shall be $8.43.

SCHEDULE B-2

Free Writing Prospectuses

1.                                      The statements relating to the changes to the expected timetable of the global offering in the Issuer Free Writing Prospectus, dated April 11, 2012.  For the avoidance of doubt, Exhibit 1 to that Issuer Free Writing Prospectus shall not be a Free Writing Prospectus for purposes of this Schedule B-2.

Sch B - 1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Votorantim Industrial S.A.

José Luciano Duarte Penido

João Carvalho de Miranda

Raul Calfat

Alexandre Silva D’Ambrosio

Carlos Augusto Lira Aguiar

Julio Cesar Maciel Ramundo

Eduardo Rath Fingerl

José Armando de Figueiredo Campos

Alexandre Gonçalves Silva

Marcelo Strufaldi Castelli

Francisco Fernandes Campos Valério

Guilherme Perboyre Cavalcanti

Luiz Fernando Torres Pinto

João Felipe Carsalade

Aires Galhardo

Sch C - 1

SCHEDULE D

Subsidiaries of the Company

Fibria Celulose (USA), Inc.

Fibria (Europe) S.A.

Asapir Produção Florestal e Comercio Ltda.

Fibria International GmbH.

Fibria Overseas Finance Ltd.

Fibria Overseas Holding KFT.

Fibria Terminais Portuários S.A.

Fibria Trading International KFT.

Fibria-MS Celulose Sul Mato-Grossense Ltda.

Newark Financial Inc.

Normus Empreendimentos e Participações Ltda.

Portocel Terminal Especializado de Barra do Riacho S.A.

Projetos Especiais e Investimentos Ltda.

Veracel Celulose S.A.

Voto-Votorantim Overseas Trading Operations IV Limited

Sch D - 1

[Form of lock-up from directors, officers or other shareholders pursuant to Section 6(k)]

Exhibit A

[•], 2012

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York 10036

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13
New York, New York 10153

as Representatives of the several
International Underwriters to be named in the
within-mentioned Underwriting Agreement

Re:          Proposed Public Offering by Fibria Celulose S.A.

Dear Sirs:

The undersigned, a [[shareholder] and an officer and/or director] of Fibria Celulose S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Itau BBA USA Securities Inc. (“Itau BBA”) (together the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of common shares, no par value, of the Company (“Common Shares”) in the form of American Depositary Shares (the “ADSs,” and, together with the Common Shares, the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a [[shareholder] and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date of the Underwriting Agreement and ending on the date that is 90 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of Securities or any securities convertible into or exchangeable or exercisable for Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or other arrangement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares, ADSs or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) Merrill

Lynch and Itau BBA receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               as a distribution to limited partners or shareholders of the undersigned; or

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Notwithstanding the foregoing, the undersigned may sell Securities or other securities purchased by the undersigned on the open market following the completion of the Public Offering if and only if (i) such sales are not required to be reported to the Securities Exchange Commission, on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: